                                                                     EXHIBIT 4.4
                      SECOND AMENDMENT TO RIGHTS AGREEMENT


         THIS SECOND AMENDMENT between FSI International, Inc., a Minnesota corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"), at the Company's direction, dated as of March 9, 2000 (this "Amendment"), to Rights Agreement dated as of May 22, 1997 (the "Original Agreement"), as amended March 26, 1998 (the "First Amendment"), between the Company and the Rights Agent (as amended, the "Amended Rights Agreement").

         WHEREAS, the Company and the Rights Agent have entered into the Amended Rights Agreement; and

         WHEREAS, on March 9, 2000 the Board of Directors of the Company has determined to amend the Amended Rights Agreement in accordance with Section 27 thereof.

         ACCORDINGLY, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Section 23 of the Amended Rights Agreement is hereby amended to add a new subparagraph (c) that will read in its entirety as follows:

            (c) The Company shall name a committee (the "Share Rights Plan Committee") comprised solely of independent directors (i.e., non-employees that satisfy such other criteria for appointment as the Board of Directors of the Company may from time to time determine). The Share Rights Plan Committee shall periodically review this Agreement in order to consider whether this Agreement continues to be in the best interests of the Company; its shareholders; and other parties as provided in Section 302A.251, Subd. 5 of the Minnesota Business Corporation Act; or its successor provision. The Share Rights Plan Committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, provided, however, that such review shall take place at least every two years after the effective date of this Amendment and the first such review shall take place following the end of the Company's 2001 fiscal year. Following each such review, the Share Rights Plan Committee will report its conclusions to the Board of Directors, including any recommendation as to whether this Agreement should be modified or the Rights should be redeemed. In addition, the results of such review will be contained in materials provided by the Company to its shareholders. The Share Rights Plan Committee is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate to assist the committee in its review of this Agreement.

         2. The Amended Rights Agreement shall remain in full force and effect without amendment except the First Amendment and this Amendment and any other amendment made in accordance with Section 27 of the Agreement. All references in the Amended Rights Agreement to "this Agreement" or the "Agreement" or "hereof" and all references in this Amendment to the Agreement shall hereafter be deemed to be references to the Original Agreement as amended by the First Amendment, this Amendment and any other amendment made in accordance with Section 27 of the Agreement. All terms used in this Amendment that are defined in the Amended Rights Agreement but are not defined herein shall have the meanings ascribed to them in the Amended Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.




                                        FSI International, Inc.


                                        By  /s/  Luke Komarek
                                          -----------------------------------

                                            Its  General Counsel
                                               ------------------------------


                                        Harris Trusts and Savings Bank,
                                        as Rights Agent


                                        By  /s/  Simone Harris
                                          -----------------------------------

                                            Its  Trust Officer
                                               ------------------------------























                                       2